EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints Gerald G. Sax and Daniel J. Weber, and each of them, with full power to act and with full power of substitution and resubstitution, his/her true and lawful attorneys-in-fact with full power to execute in his/her name and on his/her behalf in his/her capacity as a director or officer or both, as the case may be, of Viasystems Group, Inc. (the “Company”) any and all amendments to the Company’s registration statement on Form S-3 for the purpose of registering under the Securities Act of 1933 (the “Securities Act”) common stock, preferred stock, subscription rights, warrants, depositary shares, purchase contracts and units of the Company for offer and sale by the Company, as well as shares of common stock of the Company for offer and sale by VG Holdings, LLC, including post-effective amendments to such registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s registration statement on Form S-3 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ Michael D. Burger	/s/ Christopher R. Isaak

Michael D. Burger	Christopher R. Isaak

/s/ Timothy L. Conlon	/s/ William C. McCormick

Timothy L. Conlon	William C. McCormick

/s/ Robert F. Cummings, Jr.	/s/ Richard A. McGinn

Robert F. Cummings, Jr.	Richard A. McGinn

/s/ Kirby A. Dyess	/s/ John K. Pruellage

Kirby A. Dyess	John K. Pruellage

/s/ Peter Frank	/s/ Gerald G. Sax

Peter Frank	Gerald G. Sax

/s/ Jack D. Furst	/s/ David M. Sindelar

Jack D. Furst	David M. Sindelar

/s/ Edward Herring	/s/ Christopher J. Steffen

Edward Herring	Christopher J. Steffen
Dated: March 28, 2011